Exhibit 10.b

Form of Notice of Grant of Stock Options and Option Agreement	MTS SYSTEMS CORPORATION ID: 41-0908057 14000 Technology Drive Eden Prairie, MN 55344

‹‹First›› ‹‹MI›› ‹‹Last››	Option Number:	‹‹Number››
‹‹Address››	Plan:	‹‹Plan››
‹‹M_2nd_Line››	ID:	‹‹ID››
‹‹City›› ‹‹Rg›› ‹‹Postal_code››

Effective ‹‹Option_Date››, you have been granted an Option to buy ‹‹Shares›› shares of MTS SYSTEMS CORPORATION (the Company) stock at $‹‹Price›› per share. This Option is granted pursuant to the Company’s ‹‹Plan›› Stock Option Plan (the “Plan”) and is intended to qualify as an Incentive Stock Option.

The total option exercise price of the shares granted is $‹‹Total_Price››.

Shares under this Option will become fully vested and exercisable on the dates shown.

Shares	Date Shares Vest and are First Exercisable

By accepting this grant via this website, you and the Company agree that the option evidenced by this Option Agreement is subject to the following:

A.

This Option is governed by all the terms, provisions and conditions set forth in the Company’s ‹‹Plan›› Stock Option Plan, as amended, and by Uniform Terms and Conditions Applicable to Option Grants adopted by the Board of Directors of the Company, which are incorporated herein. This electronic document and your acceptance are the only evidence of this grant and no paper copy will be sent to you to evidence the grant and your acceptance.

B.	This option shall expire on mergedate, subject to earlier expiration upon the occurrence of certain events, including change of employer, disability, retirement or death, as described in the Plan.
C.

Neither the Plan nor this Agreement confers any right with respect to continuance of participant’s employment by the Company or any of its subsidiaries nor restricts the rights of the participant to terminate employment.

D.

The shares of stock received as a result of the exercise of this option may be repurchased at the discretion of the Company if certain events occur, including termination of employment or the participant is in competition with the Company after employment ends.

E.

The Company may amend or terminate the Plan and this Option at any time, provided that no such action shall impair any rights that have accrued at the time of amendment or termination without your consent.

/s/ Barbara J. Carpenter	Today’s date

MTS SYSTEMS CORPORATION	Date

Exhibit 10.b (continued)

Form of Notice of Grant of Stock Options and Option Agreement	MTS SYSTEMS CORPORATION ID: 41-0908057 14000 Technology Drive Eden Prairie, MN 55344

‹‹First›› ‹‹MI›› ‹‹Last››	Option Number:	‹‹Number››
‹‹Address››	Plan:	‹‹Plan››
‹‹M_2nd_Line››	ID:	‹‹ID››
‹‹City›› ‹‹Rg›› ‹‹Postal_code››

Effective ‹‹Option_Date››, you have been granted an Option to buy ‹‹Shares›› shares of MTS SYSTEMS CORPORATION (the Company) stock at $‹‹Price›› per share. This Option is granted pursuant to the Company’s ‹‹Plan›› Stock Option Plan (the “Plan”) and is intended to qualify as an Non-Qualified Stock Option.

The total option exercise price of the shares granted is $‹‹Total_Price››.

Shares under this Option will become fully vested and exercisable on the dates shown.

Shares	Date Shares Vest and are First Exercisable

By accepting this grant via this website, you and the Company agree that the option evidenced by this Option Agreement is subject to the following:

A.

This Option is governed by all the terms, provisions and conditions set forth in the Company’s ‹‹Plan›› Stock Option Plan, as amended, and by Uniform Terms and Conditions Applicable to Option Grants adopted by the Board of Directors of the Company, which are incorporated herein. This electronic document and your acceptance are the only evidence of this grant and no paper copy will be sent to you to evidence the grant and your acceptance.

B.	This option shall expire on mergedate, subject to earlier expiration upon the occurrence of certain events, including change of employer, disability, retirement or death, as described in the Plan.
C.

Neither the Plan nor this Agreement confers any right with respect to continuance of participant’s employment by the Company or any of its subsidiaries nor restricts the rights of the participant to terminate employment.

D.

The shares of stock received as a result of the exercise of this option may be repurchased at the discretion of the Company if certain events occur, including termination of employment or the participant is in competition with the Company after employment ends.

E.

The Company may amend or terminate the Plan and this Option at any time, provided that no such action shall impair any rights that have accrued at the time of amendment or termination without your consent.

/s/ Barbara J. Carpenter	Today’s date

MTS SYSTEMS CORPORATION	Date

Exhibit 10.b (continued)

UNIFORM TERMS AND CONDITIONS APPLICABLE TO OPTION GRANTS UNDER

THE MTS SYSTEMS CORPORATION 1994 STOCK PLAN AND
THE MTS SYSTEMS CORPORATION 1997 STOCK OPTION PLAN

Pursuant to the authority set forth in Section 2 of the MTS Systems Corporation 1994 Stock Plan (“1994 Plan”) and the MTS Systems Corporation 1997 Stock Option Plan (“1997 Plan”) (collectively, the “Plans”) to adopt, alter and repeal administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, and in exercise of the discretion to interpret the terms and provisions of the Plan and any award issued under the Plan, the Human Resources Committee of the Board of Directors of MTS Systems Corporation (the “Company”) hereby establishes the following uniform terms and conditions that apply to any and all options granted under the Plans from and after November 15, 2002:

1.	All unexercised options shall expire and terminate immediately following the fifth anniversary of the date of grant of the option, subject to earlier termination as set forth in the Plan. (Section 5(b)).

2.	The option shall be exercisable as to one-third of the total number of shares from and after the first anniversary of the date of grant; an additional one-third of the total number of shares from and after the second anniversary of the date of grant, and the remainder from and after the third anniversary of the date of grant of the option. (Section 5(c)).

3.	In payment of the exercise price of an Incentive Stock Option or a Non-qualified Stock Option in a form other than cash, the participant may: (a) tender unrestricted shares of stock of the Company having a Fair Market Value equal to the exercise price, provided however, that any such shares tendered must have been held by the participant for at least six months and one day as of the date of payment of the exercise price; or (b) deliver with the exercise notice, irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price, provided that this subsection (b) shall not apply if, in the opinion of counsel to the Company, such right constitutes a direct or indirect loan in violation of federal securities laws. (Section 5(d)).

4.	Any “affiliate” (as defined in Rule 144 under the Securities Exchange Act) shall exercise and shall resell any shares acquired under the Plans only in accordance with the applicable requirements of the Company’s Insider Trading Policy, as amended from time to time, Rule 144 and any other applicable requirements of the Securities Exchange Act. (1994 Plan Section 13(a) and 1997 Plan Section 8(a)).

5.	A Non-qualified Stock Option issued pursuant to the 1997 Plan is transferable in whole or in part to: (a) Immediate Family Members (as defined in Section 5 (e)(ii) of the 1997 Plan); (b) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (c) a partnership or partnerships in which such Immediate Family Members are the only partners, and such transfer shall be subject to the conditions stated in that Section. (1997 Plan Section 5(e)(ii)).

6.	Any option of a participant who is on a Company approved leave of absence for more than 90 days, other than a leave that qualifies as a military leave, shall not expire during the leave but shall constitute a Non-qualified Stock Option from and after 90 days following the

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Exhibit 10.b (continued)

commencement of the leave of absence. If the participant does not return to employment with the Company within 30 days of the end of the approved leave, the participant will incur a termination of employment for purposes of the Plan as of the last day of the approved leave. The Human Resources department of the Company is hereby delegated the authority to approve all leaves of absence and to enter into such agreements for purposes of the Plans. (Section 6(b) and (c)).

7.	A participant may elect by written notice to the Company to satisfy part or all of the withholding tax requirements associated with the award by: (a) authorizing the Company to retain from the number of shares of Stock that would otherwise be deliverable to the participant; or (b) delivering to the Company from Stock already owned by the participant that number of shares having an aggregate Fair Market Value equal to part or all of the tax payable by the participant under this Section, and in the event shares of Stock are withheld or delivered, the amount withheld shall not exceed the statutory minimum required federal, state FICA and other payroll taxes. (1994 Plan Section 13(d) and 1997 Plan Section 8(c)).

8.	The Company may, in its sole discretion, repurchase for cash or other immediately available funds all or any portion of any shares acquired under the Plans, provided, however, that this right to repurchase shall not be exercised with respect to any shares until such shares have been held by the participant for a period of six months and one day after the date of exercise. The repurchase price shall be the then Fair Market Value of the shares if the participant’s termination of employment with the Company or any of its subsidiaries was other than for Cause (as defined in the 1994 Plan or the 1997 Plan, as applicable); if the participant’s termination of employment with the Company or any of its subsidiaries was for Cause, or if the participant directly or indirectly competes with or is employed by a competitor of the Company within six months after the participant’s termination of employment, the repurchase price shall be the lesser of the then Fair Market Value or the original exercise price of the shares. The Committee hereby delegates to the Chief Executive Officer the authority and discretion to exercise this right of repurchase with respect to options held by persons other than the executive officers of the Company. (1994 Plan Section 13(e) and 1997 Plan Section 8(d)).

The foregoing terms and conditions shall remain in effect until further modified by action of this Committee or by the Board of Directors, either in the form of a modification of these terms and conditions or by a written term or condition set forth in any individual grant approved by the Committee subsequent to the date of adoption of these terms and conditions.

The foregoing terms and conditions shall govern the administration and interpretation of any and all options previously granted under the 1994 Plan and 1997 Plan prior to November 15, 2002; provided, however, that any term or condition subsequently adopted that either: (a) grants additional rights or benefits to a participant that would constitute the grant of a new option under applicable tax laws or generally accepted accounting principles; or (b) impairs the rights of any participant under any option previously granted (including any written agreement between the Company and the participant pertaining to such option), such term or condition shall be void and unenforceable.

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